Exhibit 10.27

FIRST AMENDMENT TO STATEMENT OF WORK NO. 1 UNDER THE INDEPENDENT CONTRACTOR AGREEMENT

This FIRST AMENDMENT TO STATEMENT OF WORK NO. 1 UNDER THE INDEPENDENT CONTRACTOR AGREEMENT (“this Amendment”) is made by and between Barkbox, Inc., having an office and place of business at 221 Canal Street, Floor 2, New York, NY 10013 (“Barkbox”) and Prehype, LLC, having an office and place of business at 221 Canal Street, Floor 3, New York, NY 10013 (“Contractor”). As used in this Amendment, “Party” means either Barkbox or Prehype, as the context requires, and “Parties” means both Barkbox and Prehype.

RECITALS

Barkbox and Prehype entered into an Independent Contractor Agreement on January 1, 2012 (“Agreement”) and an associated Statement of Work No. 1 on January 1, 2012 (“SOW”) pursuant to which Prehype agreed to provide the services of Henrik Werdelin to Barkbox; and

Barkbox and Prehype desire by this Amendment to amend the SOW as provided below.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree to the following terms:

1.	Unless stated or indicated otherwise in this Amendment, capitalized terms herein shall have the meanings given to such terms in the Agreement and SOW.

2.	Section 1 of the SOW is hereby amended as follows, effective January 1, 2012:

The following sentence is hereby added immediately following the first sentence of Section 1:

“The Parties agree that, for the purposes of this SOW and the Agreement, that those certain Invention and Non-Disclosure Agreement and Non-Competition and Non-Solicitation Agreement, both by and between Barkbox and Henrik Werdelin, dated November 1, 2011, shall apply to the Services provided hereunder by Henrik Werdelin in his capacity as an employee of Contractor.”

3.	Section 3 of the SOW is hereby amended as follows, effective February 1, 2017:

The first sentence of Section 3 is hereby deleted and replaced with the following sentence:

“The Company shall pay Contractor a services fee of $20,450 per month, payable in arrears, no later than 30 days following Barkbox’s receipt of invoice from Contractor.”

4.	Section 3 of the SOW is hereby amended as follows, effective December 10, 2013:

Part (ii) of Section 3 is hereby deleted and replaced with the following provision:

“(ii) to Henrik Werdelin a non-qualified stock option under the Company’s 2011 Stock Incentive Plan for the purchase of an aggregate of 45,833 shares of common stock of the Company pursuant to the Incentive Stock Option Agreement, dated May 17, 2012, as amended by the Accelerated Vesting Addendum dated June 14, 2012, and as further amended by Amendment #1 Dated December 10, 2013 to the Incentive Stock Option Agreement (the “Option”).”

5.	The modifications to the SOW set forth in this Amendment shall be effective as of the respective dates set forth herein.

6.	Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement and SOW, shall remain in full force and effect.

The Parties have caused this Amendment to be executed by their respective duly authorized representatives.

BARKBOX, INC.		PREHYPE LLC

By:	/s/ Carly Strife	By:	/s/ Henrik Werdelin

Name:	Carly Strife	Name:	Henrik Werdelin

Title:	President	Title:	Managing Partner